UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  December 10, 2013
(Date of earliest event reported:  December 10, 2013)

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HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Officers of Haverty Furniture Companies, Inc. ("Havertys" or the "Company") will conduct one-on-one meetings with analysts and investors during December 11-12, 2013.  Havertys expects to use the attached slides (the "Investor Presentation"), in whole or in part, and possibly with modifications, in connection with these meetings.  The Investor Presentation is attached hereto as Exhibit 99.1 and is incorporated by reference into Item 7.01 of this Current Report on Form 8-K, and is available on the Company's website at https://www.havertys.com under Investor Relations.

The information contained in the Investor Presentation is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission ("SEC") filings and other public announcements that Havertys may make, by press release or otherwise, from time to time. Havertys undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented in Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished under Item 7.01 pursuant to Regulation FD and shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by Havertys that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

99.1	Presentation slides dated December 11-12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
December 10, 2013	By:
Jenny Hill Parker Senior Vice President, Secretary and Treasurer